Exhibit 10.9

EXECUTION VERSION

AMENDMENT NO. 1, dated as of September 16, 2014 (this “Amendment), to the Loan Agreement, dated as of May 1, 2013 (the “Loan Agreement”), by and between STOCKBRIDGE/SBE HOLDINGS, LLC (the “Borrower”) and SLS TRANCHE 1 LENDER, LLC, as lender (the “Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

WHEREAS, the Loan Parties desire to amend the Loan Agreement on the terms set forth herein; and

WHEREAS, Section 10.02(b) of the Loan Agreement provides that the Borrower and the Lender may amend the Loan Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Loan Agreement Amendment. The Loan Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

(a) The following definitions are added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of September 16, 2014.

“Amendment No. 1 Effective Date” means September 16, 2014.

“Franchise Guaranty” shall mean that certain Guaranty of Franchise Agreement, dated on or about September 16, 2014, by Borrower in favor of Hilton World-wide Holdings, Inc.

“Second Amendment to Borrower LLC Agreement” means that certain Second Amendment to Fourth Amended and Restated Limited Liability Company Agreement of Stockbridge/SBE Holdings, LLC, dated as of the Amendment No. 1 Effective Date.

(b) The definition of “Total EB-5 Offering Amount Raised” contained in Section 1.01 of the Loan Agreement is hereby amended to read as follows:

“Total EB-5 Offering Amount Raised” shall mean the aggregate amount of capital raised by the Lender under the EB-5 Immigrant Investor Program (and in respect of which subscription agreements have been executed and delivered and I-526 Petitions have been filed with the USCIS) on or prior to December 31, 2014 (or such other date as may be agreed upon by Lender and Borrower); the aggregate amount raised to be no greater than $200,000,000.

(c) Section 6.01(f) of the Loan Agreement is hereby amended to read as follows:

(f) Indebtedness in respect of one or more revolving credit facilities in an aggregate principal amount not to exceed $65,000,000; provided that such Indebtedness shall not be incurred prior to the date that, at the time of incurrence and based on the Project Schedule then in effect, is reasonably expected to be six months prior to the Opening Date; provided further that Borrower shall not request a disbursement under such revolving credit facilities without Lender’s prior written consent if it would increase the outstanding principal balance thereunder to an amount in excess of $22,500,000;

(d) Section 6.01(g) of the Loan Agreement is amended by deleting the following text: “; provided that in the event that Borrower enters into the revolving credit facility permitted under Section 6.01(f), such amount shall be reduced to $5,000,000”.

(e) Section 6.01 of the Loan Agreement is amended by (i) deleting “and” at the end of Section 6.01(p), (ii) adding “and” at the end of Section 6.01(q), and (iii) adding the following after Section 6.01(q):

(r) the guaranty by Borrower of Indebtedness of SBE Hotel Group, LLC under the Franchise Guaranty in an amount not to exceed $7,500,000 per fiscal year;

(f) Section 6.10(b) of the Loan Agreement is amended to read as follows:

(b) terminate, amend or modify, or permit the termination, modification of its Organizational Documents other than (i) any such termination, amendments or modifications effected in connection with any transfers permitted by this Agreement, (ii) any such amendments or modifications or such new agreements which are required by the Gaming Laws and otherwise not adverse in any material respect to the interests of the Lender or in connection with the transactions permitted under Section 6.04, 6.05 or 6.06, and (iii) the Second Amendment to Borrower LLC Agreement;

Section 2. Effectiveness. The amendments to the Loan Agreement set forth herein shall be effective as of the date set forth above.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The jurisdiction, service of process and waiver of right to trial by jury provisions set forth in Sections 10.09 and 10.10 of the Loan Agreement are incorporated herein by reference mutatis mutandis.

Section 5. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement and every term, condition, obligation, covenant and agreement contained in the Loan Agreement is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the SLS Las Vegas Mortgage. From and after the effective date of this Amendment, all references to the Loan Agreement shall, unless expressly provided otherwise, refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

STOCKBRIDGE/SBE HOLDINGS, LLC, as Borrower

BY: STOCKBRIDGE/SBE VOTECO COMPANY, LLC, its manager

By:	/s/ Darren Drake
	Name:	Darren Drake
	Title:	Vice President

[Amendment No. 1 Signature Page]

SLS TRANCHE 1 LENDER, LLC, as Lender

BY: CELONA ASSET MANAGEMENT (USA) LIMITED, its Class B Manager

By:	/s/ Max Huang
	Name:	Max Huang
	Title:	Authorized Signatory

[Amendment No. 1 Signature Page]